Exhibit 5.1

August 25, 2008	+1 212 230 8800 (t)
+1 212 230 8888 (f)
wilmerhale.com
Biodel Inc.
100 Saw Mill Road
Danbury, Connecticut 06810
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 8,500,000 shares of the Common Stock, $0.01 par value per share (the “Common Stock”), of Biodel Inc., a Delaware corporation (the “Company”), of which (i) up to 5,500,000 shares of Common Stock (the “Company Shares”) may be issued and sold by the Company and (ii) up to 3,000,000 shares of Common Stock (the “Stockholder Shares” and, together with the Company Shares, the “Shares”) may be sold by certain stockholders of the Company (the “Selling Stockholders”). All of the Shares may be issued or sold from time to time by the Company and the Selling Stockholders on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.
We are acting as counsel for the Company in connection with the registration for sale by the Company of the Company Shares and the registration for resale by Selling Stockholders of the Stockholder Shares. We have examined a signed copy of the Registration Statement to be filed with the Commission. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date (collectively, the “Charter Documents”), and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.
Our opinion in paragraph 2 below, insofar as it relates to the Stockholder Shares being fully paid, is based solely on an officer’s certificate of the Company, executed and delivered to us by an executive officer of the Company, confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.
Wilmer Cutler Pickering Hale and Dorr llp, 399 Park Avenue, New York, New York 10022
Beijing    Berlin    Boston    Brussels    London    Los Angeles    New York    Oxford    Palo Alto    Waltham    Washington

Biodel Inc.
August 25, 2008

We assume that appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws. We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
Based upon and subject to the foregoing, we are of the opinion that:
1.	The Company Shares, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Company Shares have been duly established in conformity with the Charter Documents and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Company Shares have been issued and sold as contemplated by the Registration Statement and (v) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration is not less than the par value per share of the Company Shares, will be validly issued, fully paid and nonassessable.

2.	The Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.
It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Biodel Inc.
August 25, 2008

Very truly yours,
WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Stuart R. Nayman
Stuart R. Nayman, a Partner